Exhibit 99.1

News release	June 8, 2023

Hyzon Motors, Inc. Announces First Quarter 2023 Financial and Operational Results

ROCHESTER, NY, June 8, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN) (“Hyzon” or the “Company”), a high-power hydrogen fuel cell technology developer and global supplier of zero-emission heavy-duty fuel cell electric vehicles ("FCEVs"), announced its first quarter 2023 financial results and provided a business update.

Recent Business Highlights
•Refocused the Company’s core mission on the development and production of single stack 200kW fuel cell systems, commercialized via streamlined heavy-duty vehicle platforms.
•Strengthened governance in response to identified concerns and material weaknesses in controls and procedures; progressing implementation of special committee recommendations and Sarbanes-Oxley; current on periodic filing obligations.
•Upgraded management team with addition of Chief Operating Officer (“COO”) and Chief Human Resources Officer (“CHRO”); restructured and integrated global vehicle and technology functions, to drive increased performance, efficiency and accountability across the Company.
•Produced and tested three single stack 200kW hydrogen fuel cell systems in U.S., with first 200kW prototype FCEV under testing; accumulated over 2,000 miles as of June 2023.
•Published whitepaper Designing the Future of Fuel Cells, describing design and performance advantages of Hyzon’s single stack 200kW fuel cell system and supporting intellectual property (“IP”).
•Signed the first commercial agreement in U.S. with Performance Food Group (“PFG”) with the potential for up to 50 trucks upfit with Hyzon’s proprietary fuel cell systems.
•Commercially activated key customers in Europe with initial vehicle deployments into trials with Hylane in Germany and Juve in Austria.
•During the first quarter of 2023, net loss was $30.3 million, EBITDA was $(29.3) million and adjusted EBITDA was $(27.3) million.
•Reported unrestricted cash, cash equivalents, and short-term investments of $209.0 million as of March 31, 2023, and approximately $185 million as of May 31, 2023.

“Hyzon has made tremendous progress over the past year to restructure our operations and focus on the development and commercialization of our proprietary fuel cell technology,” said Parker Meeks, Hyzon Motors Chief Executive Officer ("CEO"). “We now have a strengthened leadership team, streamlined vehicle offerings and a rationalized geographic footprint to focus on three core markets. As we look to the balance of 2023, we aim to deliver our first commercial Class 8 FCEV to a major U.S. fleet customer, produce and validate 25 200kW fuel cell system prototypes, and declare C-sample of the 200kW fuel cell system. I want to thank our incredibly talented, global team for their commitment to commercialize our 200kW fuel cell technology and create long-term value for all our stakeholders.”

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Business Update and Realignment Overview:

Technology: Single 200kW Fuel Cell Focus

Hyzon owns significant IP covering the design, development, and production of high-power fuel cell technology. The Company increased investments in FCEV powertrain research and development (“R&D”), specifically for its 200kW fuel cell system, designed for mobility applications. The standard industry approach to reach ~200kW combines two ~100kW fuel cell systems; Hyzon’s single 200kW fuel cell system is 30% lower in weight and volume, and 25% lower in total fuel cell system cost compared to two of its 110kW fuel cell systems combined.

In the first half of 2023, the Company started initial production on its Membrane Electrode Assembly (“MEA”) line. Additionally, the Company produced and tested three 200kW fuel cell system B-samples. By the end of 2023, Hyzon aims to produce and validate 25 200kW fuel cell system prototypes and have its C-sample 200kW declared. The Company is currently targeting second half of 2024 as Start of Production (“SOP”) for the 200kW fuel cell system in its Bolingbrook, IL facility.

Vehicle: Single Platform per Region

Hyzon rationalized its vehicle product offering from over 20 distinct vehicle variants globally to one vehicle platform developed in each of our three core markets: conventional platform developed in the U.S., cabover platform developed in Europe, and rigid platform developed in Australia. Hyzon also signed its first commercial agreement in the U.S. with PFG for five FCEVs in a pilot phase, with the potential for up to 50 FCEVs total. The first five FCEVs will be upfitted with Hyzon Class 8 110kW fuel cell systems, and an additional 15 FCEVs will be upfitted with Hyzon’s next-generation single 200kW fuel cell system conditional on a successful 200kW vehicle trial. Following these vehicles, PFG and Hyzon also have agreed to work together regarding a mutually agreeable option for 30 additional FCEVs. In Europe, customer trials under commercial agreements have also commenced; in Australia, the rigid platform has received ISO certification and commercialization has begun.

Geography: Growth Led, Government Supported

Hyzon conducted an in-depth evaluation of its global market presence, assessing near-term growth opportunities and current and future potential customer commercialization to prioritize its development activities and resources. The Company’s goal was to refocus its geographic presence to markets with strong government support for energy transition, high growth expectations and margin expansion opportunities, along with large fleet customers with clear decarbonization ambitions. The Company determined that the U.S. (California, port drayage), Europe (Germany, Austria and Netherlands), and Australia-New Zealand are the most prudent markets to focus on, due to government mandates, commercial appetite for clean-energy alternatives and attractive financial opportunities. As a result of this evaluation, the Company commenced its exit of the commercial market in China, and acquired the remaining 49.5% equity interest of Hyzon Motors Europe B.V. from the Company’s prior joint venture partner, Holthausen Clean Technologies Investments B.V. to better serve customers and their needs in Europe.

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Organization: Expanded Expertise, Centralized Functions

Since the launch of Hyzon’s reorganization in August 2022, Hyzon has streamlined its management reporting lines to pivot to a centralized, integrated business organization structure and reallocated resources to focus on the commercialization of its fuel cell technology. Additionally, Hyzon has strengthened its management team with a series of appointments both organically and from technology-led companies. Parker Meeks, formerly Hyzon's Chief Strategy Officer, was named CEO. Jiajia Wu, Hyzon's Chief Accounting Officer since 2021, was additionally named interim Chief Financial Officer. Dr. Bappa Banerjee, formerly of Wabtec and Caterpillar, joined as COO, a newly created position at Hyzon. Dr. Banerjee’s focus will be on centralizing Hyzon’s core component engineering and supply chain management, and streamlining interface engineering and vehicle homologation. Additionally, Sue Sun-LaSovage joined as CHRO to oversee staff investment and retention critical to scaling Hyzon’s business.

Governance: Prioritized and Strengthened

In response to self-reported accounting concerns raised in July 2022, the Company’s Board of Directors formed a special committee of independent directors to investigate these issues, with the assistance of outside counsel and other advisors. During this period, the Company identified several material weaknesses and has been diligently working on measures to improve its governance framework. The Company is also improving its control environment through Sarbanes-Oxley implementation, and has made additions to its management and board of directors.

First Quarter 2023 Financial Results

For the quarter ended March 31, 2023, the Company reported Cost of Revenue of $0.8 million, R&D expense of $9.3 million and selling, general, and administrative expenses of $30.9 million. Net loss attributable to Hyzon was $30.2 million, including non-cash gains from a change in estimated fair value of private placement warrant liability of $0.6 million and earnout liability of $6.4 million. Basic and diluted loss per share was $(0.12) for the quarter ended March 31, 2023. For the prior year first quarter ended March 31, 2022, the Company reported a net loss attributable to Hyzon of $6.5 million, resulting in basic and diluted loss per share of $(0.03).

At the end of the first quarter of 2023, cash and short-term investments were $209.0 million, approximately $46.3 million lower than the fourth quarter of 2022. The change in cash includes legal payments of $11.4 million in connection with the Special Committee Investigation, the SEC and regulatory investigations and other litigation matters, $4.7 million paid to strategic consultants, $1.5 million invested in capital expenditures and associated deposits, $1.1 million paid to cancel the Orten business combination, $1.0 million paid for accounting and audit services related to the restatements, and $0.3 million paid to our former Executive Chairman and Chief Technology Officer.

Non-GAAP Financial Measures

The Company reported EBITDA of $(29.3) million, and Adjusted EBITDA of $(27.3) million for the three months ended March 31, 2023. Adjusted EBITDA was driven primarily by (a) non-cash items from change in estimated fair value of earnout liability of $6.4 million and private placement warrant liability of $0.6 million, for a total of $7.0 million, and (b) stock-based compensation of $1.4 million and (c) regulatory and legal expenses of $7.7 million. These non-GAAP financial measures have been reconciled to the nearest GAAP measure in the tables under “Non-GAAP Financial Measures” within this press release.

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HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts) (unaudited)
	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$101,623	$60,554
Short-term investments	107,392	194,775
Accounts receivable	1,292	29
Related party receivable	6,995	6,578
Inventory	42,126	35,553
Prepaid expenses and other current assets	12,461	15,365
Total current assets	271,889	312,854
Property, plant, and equipment, net	22,580	22,420
Right-of-use assets	8,943	9,181
Investments in equity securities	15,030	15,030
Other assets	13,332	15,411
Total Assets	$331,774	$374,896
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,043	$13,798
Accrued liabilities	16,290	25,587
Related party payables	780	433
Contract liabilities	5,248	3,919
Current portion of lease liabilities	2,055	2,132
Total current liabilities	40,416	45,869
Long term liabilities
Lease liabilities	7,177	7,492
Private placement warrant liability	481	1,122
Earnout liability	4,507	10,927
Deferred income taxes	526	526
Other liabilities	1,666	1,901
Total Liabilities	$54,773	$67,837
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 400,000,000 shares authorized, 244,561,071 and 244,509,208 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	25	25
Treasury stock, at cost; 3,769,592 shares as of March 31, 2023 and December 31, 2022, respectively.	(6,446)	(6,446)
Additional paid-in capital	374,243	372,942
Accumulated deficit	(88,846)	(58,598)
Accumulated other comprehensive loss	(1,247)	(153)
Total Hyzon Motors Inc. stockholders’ equity	277,729	307,770
Noncontrolling interest	(728)	(711)
Total Stockholders’ Equity	277,001	307,059
Total Liabilities and Stockholders’ Equity	$331,774	$374,896

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HYZON MOTORS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in thousands, except per share amounts) (unaudited)
	Three Months Ended March 31,
	2023	2022
Revenue	$—	$2,888
Operating expense:
Cost of revenue	838	653
Research and development	9,340	6,936
Selling, general, and administrative	30,857	19,752
Total operating expenses	41,035	27,341
Loss from operations	(41,035)	(24,453)
Other income (expense):
Change in fair value of private placement warrant liability	641	1,523
Change in fair value of earnout liability	6,420	3,241
Gain on equity securities	—	12,530
Foreign currency exchange gain (loss) and other expense, net	1,150	(1,150)
Investment income and interest income, net	2,566	17
Total other income (expense)	10,777	16,161
Net loss before income taxes	$(30,258)	$(8,292)
Income tax expense	—	526
Net loss	(30,258)	(8,818)
Less: Net loss attributable to noncontrolling interest	(10)	(2,295)
Net loss attributable to Hyzon	$(30,248)	$(6,523)

Comprehensive loss:
Net loss	$(30,258)	$(8,818)
Foreign currency translation adjustment	(804)	211
Change in unrealized gain (loss) on short-term investments	(297)	—
Comprehensive loss	$(31,359)	$(8,607)
Less: Comprehensive loss attributable to noncontrolling interest	(17)	(2,169)
Comprehensive loss attributable to Hyzon	$(31,342)	$(6,438)
Net loss per share attributable to Hyzon:
Basic	$(0.12)	$(0.03)
Diluted	$(0.12)	$(0.03)
Weighted average common shares outstanding:
Basic	244,541	247,940
Diluted	244,541	247,940

Accelerating the
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Non-GAAP Financial Measures
The following table reconciles net loss to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,
	2023	2022
Net loss	$(30,258)	$(8,818)
Interest income, net	(135)	(17)
Income tax expense	—	526
Depreciation and amortization	1,082	904
EBITDA	$(29,311)	$(7,405)
Adjusted for:
Change in fair value of private placement warrant liability	(641)	(1,523)
Change in fair value of earnout liability	(6,420)	(3,241)
Gain on equity securities	—	(12,530)
Stock-based compensation	1,359	1,193
Regulatory and legal matters (1)	7,742	2,730
Adjusted EBITDA	$(27,271)	$(20,776)

(1)Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the short-seller analyst article from September 2021, and investigations and litigation related thereto.
Conference Call Information
The Hyzon management team will host a conference call to discuss its first quarter 2023 financial results on Thursday, June 8, 2023, at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 1 (833) 470-1428 and entering the access code 848699. International participants can access the call via the corresponding number listed here and enter the access code 848699.

To listen to the live audio webcast and Q&A, visit the Hyzon investor relations website at investors.hyzonmotors.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Hyzon's earnings press release and related materials will also be available on the Company's investor relations website.

About Hyzon Motors Inc.

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proprietary hydrogen fuel cell technology, Hyzon’s mission is to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

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Use of Non-GAAP Financial Information

To supplement its consolidated balance sheet and statement of operations and comprehensive loss, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Hyzon Motors Inc. reports EBITDA and Adjusted EBITDA which are non-GAAP financial measures. EBITDA is determined by taking net loss and adding interest income or expense, income tax expense or benefit, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding non-cash stock-based compensation expense, change in fair value of private placement warrant liability, change in fair value of earnout liability, gain (loss) on equity securities and other special items determined by management, if applicable. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA and Adjusted EBITDA has been reconciled to the nearest GAAP measure in the tables within this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements, including statements about our business outlook, are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Form 10-K for the year ended December 31, 2022 filed with the SEC on May 31, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements, such as risks related to the ability to convert non-binding memoranda of understanding or vehicle trial agreements into binding orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), or the ability to identify additional potential customers and convert them to paying customers. Hyzon gives no assurance that Hyzon will achieve its expectations.

Investor Contact:
IR@HyzonMotors.com

Media Contact:
Hyzon@kivvit.com

Accelerating the
Energy Transition	hyzonmotors.com